Exhibit 99.1

Filed by Echo Healthcare Acquisition Corp. (Commission File No. 000-51596)
Pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 of the
Securities Exchange Act of 1934, as amended

Subject Company: XLNT Veterinary Care, Inc.

For Further Information:

AT ECHO HEALTHCARE:	AT FINANCIAL RELATIONS BOARD:
Joel Kanter	Kathy Price
President and Secretary	General Information
Echo Healthcare Acquisition Corp.	(213) 486-6547
(703) 760-7888	kprice@frbir.com

FOR IMMEDIATE RELEASE

ECHO HEALTHCARE SETS DATE FOR SPECIAL MEETING OF
STOCKHOLDERS RELATING TO THE
PROPOSED MERGER WITH XLNT VETERINARY CARE, INC.

VIENNA, Virginia—November 13, 2007—Echo Healthcare Acquisition Corp. (“Echo” or the “Company”) (OTCBB: EHHA.OB), a blank check company, today announced that its board of directors has set a meeting date of December 12, 2007 for its special meeting of stockholders to consider and vote upon the Company’s proposed merger with XLNT Veterinary Care, Inc. (“XLNT”) The meeting will be held at Noon Eastern Time at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, NY.  Stockholders of Echo as of the close of business on November 7, 2007 (“Record Date”) will receive notice of and voting materials for this special meeting.

At the meeting, stockholders as of the Record Date will be asked to consider and vote on four proposals, including:  (i) approval of Echo’s merger with XLNT (Proposal 1); (i) approval of an amendment to Echo’s certificate of incorporation to increase the number of authorized shares of common stock from 25,000,000 shares to 90,000,000 shares and the authorized shares of preferred stock from 1,000,000 to 10,000,000 shares, as well as to change the name of the Company from “Echo Healthcare Acquisition Corp.” to “Pet DRx Corporation (Proposal 2); (iii) approval of the 2007 Pet DRx Corporation Stock Incentive Plan; (iv) the payment, out of proceeds currently held in trust, of the consulting fees incurred by Windy City, Inc. for the benefit of Echo relating to the engagement of Strategic Alliance Network; and (v) to transact such other business as may properly come before the meeting or any adjournment or postponement.

About Echo Healthcare Acquisition Corp.

Echo Healthcare Acquisition Corp. is a blank check company that was formed on June 10, 2005 to serve as a vehicle for the acquisition of one or more domestic or international operating businesses in the healthcare industry.  On March 22, 2006, Echo consummated its initial public offering (“IPO”) of 6,250,000 Units. On March 27, 2006, the Company consummated the closing of 937,500 additional Units subject to the underwriters' over-allotment option.  The 7,187,500 Units sold in the IPO (including the 937,500 Units subject to the underwriters' over-allotment option) were sold at an offering price of $8.00 per Unit, which together with the private placement of the 458,333 warrants to certain stockholders and directors of the Company at an offering price of $1.20 per share, generated total gross proceeds of $58,050,000.  Of this amount, $54,947,000 was placed in trust.  Echo common stock trades on the OTC Bulletin Board under the symbol EHHA.OB. To learn more about Echo, visit the website at www.echohealthcare.com.

About XLNT Veterinary Care, Inc.

XLNT Veterinary Care, Inc. is a provider of veterinary primary care and specialized services to companion animals through a network of fully-owned veterinary hospitals.  XLNT currently owns and operates 26 veterinary hospitals in the state of California.

Additional Information about the Merger and Where to Find It

Echo has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) in connection with the merger, and is mailing a Proxy Statement/Prospectus concerning the proposed merger transaction to stockholders of record as of the record date.  INVESTORS AND SECURITY HOLDERS OF ECHO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT ECHO, XLNT, THE MERGER AND RELATED MATTERS. Investors and security holders may obtain the documents free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Echo by directing a written request to: Corporate Secretary, Echo Healthcare Acquisition Corp., 8000 Towers Crescent Drive, Suite 1300, Vienna, VA 22182, or by visiting Echo’s web site at www.echohealthcare.com. Investors and security holders are urged to read the proxy statement/ prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

In addition to the Registration Statement and Proxy Statement/Prospectus, Echo files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Echo at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Echo’s filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Echo will be soliciting proxies from the stockholders of Echo in connection with the merger and issuance of shares of Echo common stock in the merger. Information about the participants in the solicitation and their interests in the merger is included in the Proxy Statement/Prospectus.

Safe Harbor Statement

Except for the historical information contained herein, certain matters discussed in the accompanying interview transcript, including statements as to the expected benefits of the combination of the two companies, future product and service offerings, expected synergies, and timing of closing, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the satisfaction of certain conditions to closing of the proposed merger, including the risk that stockholder approval might not be obtained in a timely manner or at all, the ability to successfully integrate the two companies and achieve expected synergies following the merger, the ability of the combined company to successfully acquire, integrate and operate veterinary hospitals and clinics, requirements or changes affecting the businesses in which XLNT is engaged, veterinary services trends, including factors affecting supply and demand, dependence on acquisitions for growth,  labor and personnel relations, changing interpretations of generally accepted accounting principles and other risks detailed from time to time in the SEC reports of Echo, including its Form 10-K and 10-Q filings, and the Form S-4 Registration Statement. These forward-looking statements speak only as of the date hereof. Echo disclaims any intention or obligation to update or revise any forward-looking statements.